UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 9, 2012

Date of report (date of earliest event reported)

Dunkin’ Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35258	20-4145825
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

130 Royall Street

Canton, Massachusetts 02021

(Address of principal executive offices) (Zip Code)

(718) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 9, 2012 Dunkin’ Brands Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Citigroup Global Markets Inc. (the “Underwriter”) and the selling stockholders listed on Schedule 1 thereto (the “Selling Stockholders”), relating to the underwritten offering of 21,754,659 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Offering”). All of the Shares are being sold by the Selling Stockholders. The Underwriter has agreed to purchase the Shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $30.00 per share.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on August 9, 2012 (Registration No. 333-183190) (the “Registration Statement”). The closing of the Offering is expected to take place on or about August 15, 2012 subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated August 9, 2012, regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2012, by and among the Company, the Underwriter and the Selling Stockholders.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Name:	Paul Carbone
Title:	Chief Financial Officer

Dated: August 13, 2012